UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2020

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.)	001-36109	46-2809094
Delaware (QualityTech, LP)	333-201810	27-0707288
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2020, QualityTech, LP (the “Operating Partnership”), the operating partnership of QTS Realty Trust, Inc. (the “Company”), and QTS Finance Corporation, a subsidiary of the Operating Partnership initially formed for the purpose of facilitating an offering of senior notes in 2014 (the “Co-Issuer” and, together with the Operating Partnership, the “Issuers”), closed an offering of $500 million aggregate principal amount of 3.875% senior notes due 2028 (the “Notes”). The offering was conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

On October 7, 2020, in connection with the offering, the Company, the Issuers and certain of their subsidiaries entered into an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee (“Trustee”), pursuant to which the Issuers issued the Notes at a price equal to 100% of their face value. Pursuant to the Indenture, the Notes have the following terms, among others:

Interest – Interest on the Notes will accrue from October 7, 2020, at a rate of 3.875% per annum and be payable semi-annually in arrears in cash on April 1 and October 1 of each year, beginning April 1, 2021.

Maturity – The Notes will mature on October 1, 2028.

Guarantees – The Notes are fully and unconditionally guaranteed on a senior unsecured basis only by the Operating Partnership’s subsidiaries (other than the Co-Issuer) that currently guarantee the Operating Partnership’s borrowings under its unsecured senior credit facility (the “unsecured credit facility”). In addition, in the future, any Restricted Subsidiary (as defined below) of the Operating Partnership (other than a foreign subsidiary or a receivables entity) that guarantees any indebtedness of the Company, the Issuers or any subsidiary guarantor of the Notes and is not already a guarantor of the Notes will be required to guarantee the Notes. The Company will not initially guarantee the Notes and will not be required to guarantee the Notes except under certain circumstances.

Ranking – The Notes will be (i) the senior unsecured obligations of the Issuers, (ii) pari passu in right of payment with all other existing and future unsecured senior indebtedness and unsecured senior guarantees of the Issuers, including the Operating Partnership’s indebtedness under the unsecured credit facility, (iii) senior in right of payment to any future subordinated indebtedness and subordinated guarantees of the Issuers, if any, (iv) effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of the Issuers, to the extent of the value of the collateral securing such indebtedness and guarantees, (v) structurally subordinated in the right of payment to all existing and future indebtedness, guarantees and other liabilities, including trade payables, and claims of holders of preferred stock, if any, of the Operating Partnership’s subsidiaries (other than the Co-Issuer) that are not guarantors of the Notes (the “non-guarantor subsidiaries”), and (vi) unconditionally guaranteed by the guarantors on a senior unsecured basis. Each guarantee of the Notes by a guarantor will be (i) a senior unsecured obligation of such guarantor, (ii) pari passu in right of payment with all existing and future unsecured senior indebtedness and unsecured senior guarantees of such guarantor, including, if applicable, such guarantor’s guarantee of the Operating Partnership’s obligations under the unsecured credit facility, (iii) senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such guarantor, if any, (iv) effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such guarantor, to the extent of the value of the collateral securing such indebtedness and guarantees, and (v) structurally subordinated to all existing and future indebtedness, guarantees and other liabilities, including trade payables, and claims of holders of preferred stock, if any, of the non-guarantor subsidiaries.

Optional Redemption – At any time prior to October 1, 2023, the Issuers may redeem the Notes, in whole or in part, at any time at a redemption price equal to (i) 100% of the principal amount, plus (ii) accrued and unpaid interest to, but excluding, the redemption date, and (iii) a make-whole premium. On or after October 1, 2023, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to (i) 101.938% of the principal amount from October 1, 2023 to September 30, 2024, (ii) 100.969% of the principal amount from October 1, 2024 to September 30, 2025, and (iii) 100.000% of the principal amount of the Notes from October 1, 2025 and thereafter, in each case plus accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time prior to October 1, 2023, the Issuers may, subject to certain conditions, redeem up to 40% of the aggregate principal amount of the Notes at 103.875% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, with the net cash proceeds of certain equity offerings consummated by the Company or the Operating Partnership.

Repurchase Obligations – If a Change of Control Triggering Event (as defined in the Indenture) occurs, holders of the Notes may require the Issuers to repurchase all or part of their Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, in certain circumstances the Issuers may be required to use the net proceeds of asset sales to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants – The Indenture contains covenants that, among other things, limit the Operating Partnership’s ability and the ability of certain of its subsidiaries (its “Restricted Subsidiaries”) (i) to incur secured or unsecured indebtedness, (ii) to pay dividends or distributions on its equity interests, or redeem or repurchase equity interests, (iii) to make certain investments or other restricted payments, (iv) to enter into transactions with affiliates, (v) to enter into agreements limiting the ability of the Operating Partnership’s Restricted Subsidiaries to pay dividends or make certain transfers and other payments to the Operating Partnership or to other Restricted Subsidiaries, (vi) to sell assets and (vii) to merge, consolidate or transfer all or substantially all of their assets. The Operating Partnership and its Restricted Subsidiaries also are required to maintain total unencumbered assets (as defined in the Indenture) of at least 150% of their unsecured indebtedness on a consolidated basis. These covenants and definitions contain important exceptions, limitations and qualifications set forth in the Indenture. If and for so long as the Notes are rated investment grade by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, and Fitch Ratings Inc., certain covenants will be suspended with respect to the Notes and the guarantees will be suspended.

Events of Default – The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of the Company or certain of its subsidiaries. Upon an event of default, either the holders of at least 25% in aggregate principal amount of the Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

A copy of the Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 above is incorporated herein by reference. The Indenture described in Item 1.01 contains a covenant that restricts the Company’s ability to pay dividends in certain circumstances.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated October 7, 2020, by and among QualityTech, LP, QTS Finance Corporation, QTS Realty Trust, Inc., certain subsidiaries of QualityTech, LP and Deutsche Bank Trust Company Americas.

4.2	Form of Global Note representing the Notes (included as Exhibit A to Exhibit 4.1 hereof).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

October 7, 2020	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

QualityTech, LP

October 7, 2020	By: QTS Realty Trust, Inc.,
its general partner

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel